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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3) of Ashford Hospitality Trust, Inc. of our report dated March 2, 2015, with respect to the consolidated financial statements and schedules of Ashford Hospitality Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
September 14, 2017

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm